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                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report dated May 10, 2000 of Molecular Biosystems, Inc. included in this Form 8-K into Alliance Pharmaceutical Corp.'s previously filed registration statements on Forms S-3 and S-8.

Arthur Andersen LLP

/s/ Arthur Andersen LLP

San Diego, CA
January 12, 2001